Exhibit 5.1

June 26, 2018

The Joint Corp.

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

Ladies and Gentlemen:

We have acted as counsel to The Joint Corp. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 700,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share, issuable under The Joint Corp. 2014 Incentive Stock Plan (the “Plan”).

As such counsel, we have examined the Registration Statement, the Company’s certificate of incorporation and bylaws, each as amended to date, minutes of meetings and records of proceedings of the Company’s Board of Directors and stockholders authorizing the issuance of the Shares pursuant to the terms of the Plan and the preparation and filing of the Registration Statement under the Securities Act, and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion.

In the course of this examination, we have assumed the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals by representatives of the Company, public officials and third parties, and the conformity to and authenticity of the originals of all documents and certificates submitted to us as copies.

Our opinion herein is expressed only with respect to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

On the basis of our examination, we are of the opinion that the Company has duly authorized and reserved the Shares for issuance under the Plan and that when issued in accordance with the terms of the Plan (including the terms of payment or other consideration, which shall not be less than par value per Share), the Shares will be validly issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Johnson and Colmar
Johnson and Colmar